Exhibit 10.1

EXECUTION VERSION
FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 22, 2023, among, AVIAT NETWORKS, INC., a Delaware corporation (the “Parent”), AVIAT U.S., INC., a Delaware corporation (“Aviat US”), AVIAT NETWORKS (S) PTE. LTD., a company incorporated and validly existing under the laws of Singapore (“Aviat Singapore”, together with Parent and Aviat US, the “Borrowers” and each a “Borrower”), the Lenders (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of May 9, 2023 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrowers have requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed, to amend the Credit Agreement, as more specifically set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Amendments to Credit Agreement. Effective as of the Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“NEC Malaysia Acquisition” means the acquisition by the Parent and certain of its Subsidiaries of certain assets defined in the NEC Purchase Agreement as the “Malaysian Assets” from the NEC Seller pursuant to the NEC Purchase Agreement.
“NEC Purchase Agreement Amendment” means that certain Amendment to the Master Sale of Business Agreement to be dated on or prior to the closing of the NEC Acquisition, by and among the NEC Seller and the Parent in form and substance reasonably satisfactory to the Lenders; provided that the draft Amendment to Master Sale of Business Agreement provided to the Lenders on November 21, 2023 (the “Draft NEC Purchase Agreement Amendment”) shall be deemed satisfactory to the Lenders.
(b)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (b)(vi) of the definition of “Consolidated EBITDA” to read as follows:
(vi)    all reasonable and documented transaction fees, charges and other customary amounts related to (A) the NEC Acquisition, to the extent paid within six (6) months of the closing date of the NEC Acquisition and (B) the NEC Malaysia Acquisition, to the extent paid within six (6) months of the closing date of the NEC Malaysia Acquisition; and
(c)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “NEC Acquisition” to read as follows:
“NEC Acquisition” means the acquisition by the Parent and certain of its Subsidiaries of certain assets defined in the NEC Purchase Agreement as the “Completion Assets” from the NEC Seller pursuant to the NEC Purchase Agreement.

(d)    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “NEC Purchase Agreement” to read as follows:
“NEC Purchase Agreement” means that certain Master Sale of Business Agreement dated as of the Closing Date, by and among the NEC Seller and the Parent, as amended by the NEC Purchase Agreement Amendment.
(e)    Section 4.2(a) of the Credit Agreement is hereby amended by (i) replacing the reference therein to “11:00 a.m.” with a reference to “1:00 p.m.”, (ii) replacing the reference therein to “(3) RFR Business Days” with a reference to “one (1) RFR Business Day” and (iii) replacing the reference therein to “1:00 p.m.” with a reference to “2:00 p.m.”.
(f)    Section 4.4(b)(vii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(vii)    NEC Acquisition. Notwithstanding anything to the contrary contained in this Agreement, in the event that the NEC Acquisition has not been consummated by January 5, 2024, the Borrower or Borrowers under the Delayed Draw Term Loan shall immediately prepay the outstanding principal amount of the Delayed Draw Term Loan made to such Borrower in full.
(g)    Section 8.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Use the proceeds of the Delayed Draw Term Loan to finance the NEC Acquisition and the NEC Malaysia Acquisition and to pay fees and expenses incurred in connection with the NEC Acquisition and the NEC Malaysia Acquisition; provided that, to the extent that the NEC Malaysia Acquisition is not consummated, the Borrowers may use the proceeds of the Delayed Draw Term Loan in an amount not to exceed $2,800,000 for working capital and general corporate purposes of the Parent and its Subsidiaries.
(h)    Section 9.1(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(g)    (i) Guarantees by any Credit Party of Indebtedness of any Domestic Credit Party not otherwise prohibited pursuant to this Section 9.1; (ii) Guarantees by any Credit Party of Indebtedness of any Non-Guarantor Subsidiary to the extent permitted pursuant to Section 9.3 (other than clause (l) thereof); and (iii) Guarantees by Aviat US of Indebtedness and other obligations of any Subsidiary under customer contracts in an amount not to exceed $10,000,000 at any time outstanding; provided further that any Guarantee of Permitted Refinancing Indebtedness shall only be permitted if it meets the requirements of the definition of Permitted Refinancing Indebtedness;
(i)    Clause (i) of Section 9.3(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c)    (i) Investments (including Investments made in the form of intercompany loans) by Aviat US in any Non-Guarantor Subsidiary or Aviat Singapore (and Investments by Aviat Singapore in Non-Guarantor Subsidiaries) for purposes of funding the purchase price for the NEC Acquisition and the NEC Malaysia Acquisition in an aggregate amount not to exceed $50,000,000, and
(j)    Section 9.3(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(i)    Investments by the Parent or any Subsidiary thereof in the form of (i) the NEC Acquisition, (ii) the NEC Malaysia Acquisition and (iii) Permitted Acquisitions;

Section 2.    Conditions to Effectiveness. This Amendment shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Amendment Effective Date”):
(a)    The Administrative Agent’s receipt of this Amendment, duly executed by a Responsible Officer of each Credit Party, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel.
(b)    The Borrowers shall have paid (i) to the Administrative Agent (or its applicable affiliates) for the ratable account of each Lender (based on the principal amount of such Lender’s outstanding Loans, Delayed Draw Term Loan Commitment and Revolving Credit Commitment) that executes and delivers its signature page to this Amendment to the Administrative Agent (or its counsel) on or prior to the Amendment Effective Date, a consent fee in an amount of $25,000 and (ii) all other fees and expenses required to be paid on the Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
Section 3.    Post-Closing Obligation. On or prior to the closing of the NEC Acquisition, the Administrative Agent shall have received a true and correct copy of the final executed NEC Purchase Agreement Amendment which shall be in form and substance substantially the same as the Draft NEC Purchase Agreement Amendment in all material respects, and it is acknowledged and agreed that if the Borrowers fail to provide a copy of such final executed NEC Purchase Agreement Amendment on or prior to the closing of the NEC Acquisition, an immediate Event of Default shall occur under the Credit Agreement.
Section 4.    Representations and Warranties. To induce the Administrative Agent and the other Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and the other Lenders on and as of the Amendment Effective Date that, in each case:
(a)    all of the representations and warranties set forth in Article VII of the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty remains true and correct in all respects as of such earlier date);
(b)    no Default or Event of Default exists and is continuing;
(c)    it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and
(d)    this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 5.    Reference to and Effect on the Credit Agreement and the Loan Documents. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement.
Section 6.    Further Assurances. Each Credit Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent may reasonably require for the purposes of implementing or effectuating the provisions of this Amendment and the other Loan Documents.
Section 7.    Acknowledgement and Reaffirmation. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as amended pursuant to this Amendment), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) and (c) agrees that each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) remains in full force and effect and is hereby ratified and confirmed.
Section 8.    Costs and Expenses. Each Borrower hereby reconfirms its obligations pursuant to Section 12.3(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof.
Section 9.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 10.    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
Section 11.    Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.
Section 12.    Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

AVIAT NETWORKS, INC., as Parent and a Borrower

By:	/s/ David Gray
Name: David Gray
Title: Senior Vice President & Chief Financial Officer

AVIAT U.S., INC., as a Borrower

By:	/s/ David Gray
Name: David Gray
Title: Senior Vice President & Chief Financial Officer

AVIAT NETWORKS (S) PTE. LTD., as a Borrower

By:	/s/ Erin R. Boase
Name: Erin R. Boase
Title: Director

Aviat Networks, Inc.
First Amendment to Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and a Lender

By:	/s/ Clayton B. Scovill
Name: Clayton B. Scovill
Title: Director Mid-Corp. Banking

Aviat Networks, Inc.
First Amendment to Credit Agreement
Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ Janet Fung
Name: Janet Fung
Title: SVP
Aviat Networks, Inc.
First Amendment to Credit Agreement
Signature Page

REGIONS BANK, as a Lender

By:	/s/ Alexander Karwowski
Name: Alexander Karwowski
Title: VP, Credit Products

Aviat Networks, Inc.
First Amendment to Credit Agreement
Signature Page